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                                                                 EXHIBIT 10.10.2


                                FIRST AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

         THIS FIRST AMENDMENT (the "First Amendment") to the Employment Agreement, dated as of April 1, 1996 (the "Employment Agreement"), between GulfStar Communications, Inc., a Delaware corporation (the "Company") and John
D. Cullen ("Employee"), is entered into effective as of January 1, 1998, by and between the Company and Employee.

                                   RECITALS:

         WHEREAS, the parties hereto desire to amend the terms and provisions of the Employment Agreement as hereinafter set forth; and

         WHEREAS, any capitalized term used herein, and not otherwise defined herein, shall have the meaning set forth in the Employment Agreement.


                                  AGREEMENTS:

         NOW, THEREFORE, in consideration of the foregoing and the agreements herein contained, the parties hereto covenant and agree as follows:

         1. The first paragraph of Section 3 of the Employment Agreement is amended and restated in its entirety to read as follows:

                 3.       Compensation.

                 (a) During the term of Employee's employment hereunder, Employee shall receive an annual base salary ("Annual Base Salary"), which shall be paid in accordance with the customary payroll practices of the Company, at least equal to $225,000. Commencing on January 1, 1999, and on each subsequent January 1 as long as the Executive remains an employee of the Company (each such January 1 being herein referred to as an "Adjustment Date"), the Annual Base Salary of the Executive may be increased by such amount as the Board in its discretion may determine appropriate. The result of such increase to the then current Annual Base Salary shall constitute the Executive's Annual Base Salary commencing on the Adjustment Date then at hand and continuing until the next Adjustment Date. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. The term Annual Base Salary as utilized in this Section 3(a) shall refer to Annual Base Salary as so increased.

         2. Except as herein specifically amended or supplemented, the Employment Agreement shall continue in full force and effect in accordance with its terms.

         3. This First Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

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         IN WITNESS WHEREOF, the parties hereto have duly executed this First
Amendment effective as of the date first written above.

                                    COMPANY:

                                    GULFSTAR COMMUNICATIONS, INC.


                                    By:
                                        ---------------------------------------
                                             William S. Banowsky, Jr.
                                             Executive Vice President

                                    EMPLOYEE:




                                    -------------------------------------------
                                    John D. Cullen